                                                                    Exhibit 23.7

[IDC LOGO]                                        IDC
                                                  5 Speen Street
                                                  Framingham, MA 01701
                                                  (508) 872-8200
                                             Fax: (508) 935-4789
                                         Web Site: http://www.idc.com

                                DISCLOSURE FORM

IDC grants Aether Systems, Inc., permission to disclose select data of IDC's publication, entitled: The Global Market Forecast for Internet Usage and
Commerce: Based on the Internet Commerce Market Model, Version 5 (#19262, June
1999); The Intranet Opportunity; (#18774, April 1999), Worldwide Cellular/PCS Forecast (#20113, Sept. 1999); and US Remote and Mobile Worker Market Review and Forecast (#19262, July 1999.

It is understood by both IDC and Aether Systems, Inc., that the information will not be sold. It is further understood that IDC will be credited as the source of publication.


/s/ Alexa McCloughan                                   2-22-00
-------------------------------------              ---------------
Alexa McCloughan, Vice President                   Date
International Data Corporation
Aether Systems, Inc.


By: /s/ David C. Reymann                               2-22-00
-------------------------------------              ---------------
Requesting individual, company                     Date
CFO